April 25,1997                                                          (Logo)EDS



                       Consumer Asset Management Division
                     of Electronic Data Systems Corporation
                        Annual Statement as to Compliance



The management of the Consumer Asset Management Division of Electronic Data Systems Corporation has reviewed the activities of the Division during the year ended December 31, 1996 and of the performance under the Pooling and Servicing Agreement relating to Equicon Mortgage Loan Trust 1994-1, dated March 1, 1994 has been made under my supervision, and to the best of my knowledge, based on such review, the Consumer Asset Management Division of Electronic Data Systems Corporation has fulfilled all its obligations under the Pooling and Servicing Agreement relating to Equicon Mortgage Loan Trust 1994- 1, dated March 1, 1994 for the year ended December 31, 1996.


/s/Mark S. O'Bryan
Mark S. O'Bryan
Chief Operating 0fficer
Consumer Asset Management Division



                                              Consumer Asset Management Division
                                              190 South Warner Road
                                              Wayne, Pennsylvania 19087-2127
                                              (610) 989-1000
                                              FAX:(610) 975-3665